                                                                      Exhibit 3


                             JOINT FILING AGREEMENT

         This will confirm the agreement by and between the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.001 per share, of PolyVision Corporation is being filed on behalf of each of the undersigned under the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  September 4, 2001

                                            STEELCASE INC.


                                            By: /s/ James P. Keane
                                                --------------------------------
                                                Name: James P. Keane
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

                                            PV ACQUISITION, INC.


                                            By: /s/ James P. Keane
                                                --------------------------------
                                                Name: James P. Keane
                                                Title: Treasurer